SCHEDULE 14A
                               (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION

  Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act
                        of 1934 (Amendment No.         )

  Filed by Registrant  [X]
  Filed by a Party other than the Registrant [ ]
  Check the appropriate box:
  [ ]  Preliminary Proxy Statement
  [ ]  Confidential, for Use of the Commission Only (as permitted by
        Rule 14a-6(e) (2))
  [X]  Definitive Proxy Statement
  [ ]  Definitive Additional Materials
  [ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


               (Name of Registrant as Specified In Its Charter)

                       HALLMARK FINANCIAL SERVICES, INC.
  ___________________________________________________________________________
   (Name of Person(s) Filing Proxy Statement, If Other Than the Registrant)

  Payment of Filing Fee (Check the appropriate box):
  [X]  No fee required.
  [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

       (1) Title of each class of securities to which transaction applies:
  ___________________________________________________________________________
       (2) Aggregate numer of securities to which transactions applies:
  ___________________________________________________________________________
       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
  ___________________________________________________________________________
       (4) Proposed maximum aggregate value of transaction:
  ___________________________________________________________________________
       (5) Total Fee Paid
  ___________________________________________________________________________
  [ ]  Fee paid previously with preliminary materials.
  [ ]  Check box if any part of the fee is offset as provided by Exchange
       Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
  ___________________________________________________________________________
       (1) Amount Previously Paid:
  ___________________________________________________________________________
       (2) Form, Schedule or Registration Statement No:
  ___________________________________________________________________________
       (3) Filing Party:
  ___________________________________________________________________________
       (4) Date Filed:
  ___________________________________________________________________________

                      HALLMARK FINANCIAL SERVICES, INC.
                        777 Main Street, Suite 1000
                           Fort Worth, Texas 76102


                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                           TO BE HELD MAY 25, 2006


 To Our Shareholders:

      NOTICE IS HEREBY GIVEN that the 2006 Annual Meeting of Shareholders of Hallmark Financial Services, Inc. (the "Company") will be held at Carter Burgess Plaza, 777 Main Street, 11th Floor, Fort Worth, Texas, at 9:00 a.m., Central Daylight Time, on Thursday, May 25, 2006, for the following purposes:

      1. To elect four directors to serve until the next annual meeting of shareholders or until their successors are duly elected and qualified;

      2. To approve an amendment to the Articles of Incorporation of the Company to increase the authorized capital stock of the Company from 100,000,000 shares of Common Stock to 200,000,000 shares of Common Stock;

      3.   To  approve  permitting   the  conversion  of   an  aggregate   of
           $25,000,000 of subordinated convertible promissory notes into shares of the Common Stock of the Company; and

      4. To transact such other business that may properly come before the meeting or any adjournment thereof.

      Shareholders of record at the close of business on April 13, 2006, are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

      All shareholders of the Company are cordially invited to attend the Annual Meeting.

                               BY ORDER OF THE BOARD OF DIRECTORS


                               /s/ Cecil R. Wise
                               ------------------------
                               Cecil R. Wise, Secretary

 Dated: April 19, 2006


      WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED STAMPED ENVELOPE. IF YOU ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON.

                      HALLMARK FINANCIAL SERVICES, INC.
                         777 Main Street, Suite 1000
                           Fort Worth, Texas 76102


                               PROXY STATEMENT

                                     FOR

                        ANNUAL MEETING OF SHAREHOLDERS

                           TO BE HELD MAY 25, 2006

                           _______________________


                   SOLICITATION AND REVOCABILITY OF PROXIES

      This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") of Hallmark Financial Services, Inc., a Nevada corporation (the "Company"), to be voted at the 2006 Annual Meeting of Shareholders (the "Annual Meeting") to be held on Thursday, May 25, 2006, at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders (the "Notice"), and at any adjournment thereof. When proxies in the accompanying form are properly executed and received, the shares represented thereby will be voted at the Annual Meeting in accordance with the directions noted thereon. If no direction is indicated on the proxy, the shares represented thereby will be voted for the election of each of the nominees for director, in favor of amending the Articles of Incorporation to increase the authorized capital stock of the Company, in favor of permitting the conversion of certain subordinated convertible promissory notes, and in the discretion of the proxy holder on any other matter that may properly come before the meeting.

      Submitting a proxy will not affect a shareholder's right to vote in person at the Annual Meeting. Any shareholder who gives a proxy may revoke it at any time before it is exercised by delivering written notice of revocation to the Company, by substituting a new proxy executed on a later date, or by making a written request in person at the Annual Meeting that the proxy be returned. However, mere attendance at the Annual Meeting will not revoke the proxy.

      All expenses of preparing, assembling and mailing this Proxy Statement and the enclosed materials and all costs of soliciting proxies will be paid by the Company. In addition to solicitation by mail, proxies may be solicited by officers and regular employees of the Company by telephone or in person. Such officers and employees who solicit proxies will receive no compensation for their services other than their regular salaries. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of shares they hold, and the Company may reimburse them for reasonable out-of-pocket expenses they incur in forwarding these materials.

      The principal executive offices of the Company are located at 777 Main Street, Suite 1000, Fort Worth, Texas 76102. The Company's mailing address is the same as that of its principal executive offices.

      This Proxy Statement and the accompanying form of proxy are first being mailed or given to shareholders on or about April 19, 2006. A copy of the Company's Annual Report for the fiscal year ended December 31, 2005, is enclosed herewith. Except as expressly incorporated by reference herein, such Annual Report does not constitute a part of the materials used for the solicitation of proxies.

                           PURPOSES OF THE MEETING

      At the Annual Meeting, the shareholders of the Company will consider and vote on the following matters:

           1. Election of four directors to serve until the next annual meeting of shareholders or until their successors are duly elected and qualified;

           2. Approval of an amendment to the Articles of Incorporation of the Company to increase the authorized capital stock of the Company from 100,000,000 shares of Common Stock to 200,000,000 shares of Common Stock;

           3. Approval for permitting the conversion of an aggregate of $25,000,000 of subordinated convertible promissory notes into shares of the Common Stock of the Company; and

           4. Transaction of such other business as may properly come before the meeting or any adjournment thereof.


                              QUORUM AND VOTING

      The record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting was the close of business on April 13, 2006 (the "Record Date"). On the Record Date, there were 86,909,647 shares of common stock of the Company, par value $0.03 per share (the "Common Stock"), issued and outstanding, each of which is entitled to one vote on all matters to be acted upon at the Annual Meeting. There are no cumulative voting rights. The presence, in person or by proxy, of holders of one-third of the outstanding shares of Common Stock entitled to vote at the meeting is necessary to constitute a quorum to transact business. Assuming the presence of a quorum, directors will be elected by a plurality of the votes cast. Approval of the proposed increase in the authorized capital stock of the Company will require the affirmative vote of the holders of a majority of the issued and outstanding shares of the Common Stock. The affirmative vote of the holders of a majority of the shares of Common Stock actually voted will be required for the approval of all other matters to come before the Annual Meeting.

      Abstentions and broker non-votes will be counted solely for purposes of determining whether a quorum is present at the Annual Meeting. Pursuant to the Bylaws of the Company, abstentions and broker non-votes will not be counted in determining the number of shares voted on any matter. Therefore, abstentions and broker non-votes will have the effect of a vote against the proposed increase in the authorized capital stock of the Company, but will have no effect on the election of directors or the approval of any other proposal submitted to a vote of the shareholders at the Annual Meeting.


                            ELECTION OF DIRECTORS
                                   (Item 1)

      At the Annual Meeting, four directors will be elected for a term expiring at the 2007 annual meeting of the Company's shareholders or when their successors are elected and qualify. Directors will be elected by a plurality of the votes cast at the Annual Meeting. Cumulative voting is not permitted in the election of directors.

      The Board has proposed the following slate of nominees for election as directors at the Annual Meeting. None of the nominees was selected on the basis of any special arrangement or understanding with any other person. None of the nominees bears any family relationship to any other nominee or to any executive officer of the Company. The Board has determined that all of its nominees other than Mark E. Schwarz meet the current independence requirements of the American Stock Exchange ("AMEX").

      In the absence of instructions to the contrary, shares represented by proxy will be voted for the election of each nominee named below. Each nominee has accepted nomination and agreed to serve if elected. If any nominee becomes unable to serve before election, shares represented by proxy may be voted for the election of a substitute nominee designated by the Board.

      The Board recommends a vote FOR election of each nominee below.

                            Director
 Name                Age     Since   Current Position(s) with the Company
 ----                ---     -----   ------------------------------------
 Mark E. Schwarz     45      2001    Chief Executive Officer, Director
                                     and Chairman of the Board

 Scott T. Berlin     36      2001    Director

 James H. Graves     57      1995    Director

 George R. Manser    74      1995    Director

      Mark E. Schwarz was elected Chief Executive Officer of the Company in January, 2003, and also served as President from November, 2003, through March, 2006. Since 1993, Mr. Schwarz has served, directly or indirectly through entities he controls, as the sole general partner of Newcastle Partners, L.P., a private investment firm. Since 2000, he has also served as the President and sole Managing Member of Newcastle Capital Group, L.L.C., the general partner of Newcastle Capital Management, L.P., a private investment management firm. From 1995 until 1999, Mr. Schwarz was also a Vice President of Sandera Capital Management, L.L.C., a private investment firm associated with the Lamar Hunt family. From 1993 until 1996, Mr. Schwarz was a securities analyst and portfolio manager for SCM Advisors, L.L.C., an investment advisory firm. Mr. Schwarz presently serves as Chairman of the boards of directors of Pizza Inn, Inc., an operator and franchisor of pizza restaurants; Bell Industries, Inc., a company primarily engaged in providing computer systems integration services; and New Century Equity Holdings Corp., a firm focused on investment in alternative asset management companies. Mr. Schwarz is also a director of Nashua Corporation, a manufacturer of specialty papers, labels and printing supplies; SL Industries, Inc., a developer of power systems used in a variety of aerospace, computer, datacom, industrial, medical, telecom, transportation and utility equipment applications; Vesta Insurance Group, Inc., a property and casualty insurance holding company unrelated to the Company; and WebFinancial Corporation, a banking and specialty finance company.

      Scott T. Berlin is a Managing Director and principal of Brown, Gibbons, Lang & Company, an investment banking firm serving middle market companies. His professional activities are focused on the corporate finance and mergers/acquisitions practice. Prior to joining Brown, Gibbons, Lang & Company in 1997, Mr. Berlin was a lending officer in the Middle Market Group at The Northern Company.

      James H. Graves is a Partner of Erwin, Graves & Associates, LP, a management consulting firm founded in 2002. He is also Chief Operating Officer and Vice Chairman of the board of directors of Detwiler, Mitchell & Company, a securities brokerage and investment banking firm. Previously, Mr. Graves was a Managing Director of UBS Warburg, Inc., an international financial services firm which provides investment banking, underwriting and brokerage services. He was a Managing Director of Paine Webber Group Inc. prior to its acquisition by UBS Warburg in November, 2000, and was Chief Operating Officer of J.C. Bradford & Co. at the time of its acquisition by
 Paine Webber Group Inc. in June, 2000. Mr. Graves had earlier served as Managing Director of J.C. Bradford & Co. and co-manager of its Corporate Finance Department. Prior to its acquisition by Paine Webber Group Inc., J.C. Bradford & Co. provided investment advisory services to the Company. Prior to joining J.C. Bradford & Co. in 1991, Mr. Graves had for 11 years been employed by Dean Witter Reynolds, where he completed his tenure as the head of the Special Industries Group in New York City. Mr. Graves also serves as a director of Cash America International, Inc., a company operating pawn shops and jewelry stores.

      George R. Manser is Chairman of Concorde Holding Co. and CAH, Inc. LLC, each a private investment management company. From 1991 to 2003, Mr. Manser served as a director of State Auto Financial Corp., an insurance holding company engaged primarily in the property and casualty insurance business. Prior to his retirement in 2000, Mr. Manser also served as Chairman of Uniglobe Travel (Capital Cities), Inc., a franchisor of travel agencies; as a director of CheckFree Corporation, a provider of financial electronic commerce services, software and related products; and as an advisory director of J.C. Bradford & Co. From 1995 to 1999, Mr. Manser served as the Director of Corporate Finance of Uniglobe Travel USA, L.L.C., a franchisor of travel agencies, and also served as a director of Cardinal Health, Inc. and AmerLink Corp. From 1984 to 1994, he also served as a director and Chairman of North American National Corporation and various of its insurance subsidiaries.


                                 APPROVAL OF
                      INCREASE IN AUTHORIZED CAPITAL
                                   (Item 2)

      On April 6, 2006, the Board adopted a resolution proposing amendment of the Articles of Incorporation of the Company to increase the authorized capital of the Company from 100,000,000 shares of common stock, $0.03 par value per share, to 200,000,000 shares of common stock, $0.03 par value per share. Pursuant to the Nevada law, such proposal must be approved by the affirmative vote of the holders of a majority of the issued and outstanding shares of the Common Stock.

      As of the Record Date, 86,909,647 shares of the Common Stock of the Company were issued and outstanding. In addition, options to purchase 1,391,500 shares of the Common Stock were outstanding as of the Record Date, and 4,470,000 shares of the Common Stock were reserved for issuance under the Company's 2005 Long Term Incentive Plan (the "2005 LTIP"). As a result, the Company only had 7,228,853 shares of Common Stock available for future issuance as of the Record Date.

      The Board believes that increasing the number of authorized shares of the Common Stock will benefit the Company by providing the flexibility to issue shares for a variety of future business and financial purposes including, without limitation, additional capitalization and acquisitions. If the shareholders also approve the proposal to permit conversion of certain subordinated convertible promissory notes into shares of the Common Stock, a portion of the additional authorized shares will be necessary for issuance upon such conversion. (See, Item 3 - Approval of Convertibility of Convertible Notes.) In addition, the Board presently contemplates issuing additional shares of the Common Stock in connection with a rights offering to shareholders during 2006. The Company has no other current plans to issue additional shares of the Common Stock.

      Amending the Articles of Incorporation to increase the number of authorized shares of the Common Stock will not alter the number of shares presently issued or change the relative rights of holders of the issued and outstanding Common Stock. If the amendment is approved by shareholders, the additional shares of Common Stock will be identical in all respects to the presently authorized shares of Common Stock. Holders of Common Stock have no preemptive right to purchase or subscribe for any newly issued shares of the Common Stock. Therefore, the authorization and subsequent issuance of additional shares of Common Stock may, among other things, have a dilutive effect on the voting power, earnings per share and equity of existing holders of Common Stock. However, the actual effect on the present holders of Common Stock cannot be ascertained until additional shares of the Common Stock are issued in the future.

      The Board recommends a vote FOR approval of the proposal to amend the Articles of Incorporation to increase the number of authorized shares of the Common Stock.


                                 APPROVAL OF
                     CONVERTIBILITY OF CONVERTIBLE NOTES
                                   (Item 3)

      On January 27, 2006, the Company issued an aggregate of $25,000,000 in subordinated convertible promissory notes ("Convertible Notes") to Newcastle Special Opportunity Fund I, L.P. and Newcastle Special Opportunity Fund II, L.P., which are investment partnerships managed by Newcastle Capital Management, L.P., an entity controlled by Mark E. Schwarz, the Company's Chairman and Chief Executive Officer. The proceeds from the issuance of the Convertible Notes were used to establish a trust account securing payment of future installments of purchase price and restrictive covenant consideration payable in connection with the Company's recent acquisition of Texas General Agency, Inc. and affiliated entities.

      Conversion of the Convertible Notes is conditioned on the Company's shareholders approving the issuance of shares of the Common Stock upon such conversion. The purchase agreements pursuant to which the Convertible Notes were issued obligated the Company to hold its annual meeting of shareholders on or before May 31, 2006, and to solicit shareholder approval of both (i) the issuance of shares of the Company's Common Stock upon conversion of the Convertible Notes, and (ii) at least a 20,000,000 share increase in the authorized shares of the Common Stock of the Company in order to accommodate full conversion of the Convertible Notes. (See, Item 2 - Approval of Increase in Authorized Capital.)

      Subject to shareholder approval, the principal and accrued but unpaid interest of each Convertible Note is convertible into shares of the Common Stock of the Company at any time prior to maturity at the election of the holder and, to the extent not previously converted, will be automatically converted to shares of the Common Stock at the maturity date. The initial conversion price of the Convertible Notes is $1.28 per share of the Common Stock. In the event that, on or before October 27, 2006, the Company completes an offering of rights to purchase shares of its Common Stock at a price per share less than the initial conversion price of the Convertible Notes, then the conversion price of the Convertible Notes will be reduced to an amount equal to the rights offering price. The conversion price will also be adjusted proportionally for any stock dividend or split, stock combination or other similar recapitalization, reclassification or reorganization affecting the Common Stock of the Company.

      At the initial conversion price, and subject to shareholder approval, the aggregate principal of the Convertible Notes is convertible into 19,531,250 shares of the Common Stock of the Company. If issued as of the Record Date, such additional shares would have represented 18.3% of the issued and outstanding Common Stock and would have increased the beneficial ownership of Mark E. Schwarz and his affiliates from 78.1% of the Common Stock of the Company to 82.1% of the Common Stock of the Company.

      The Convertible Notes bear interest at the rate of 4% per annum, which rate increases to 10% per annum in the event of default. Interest on each Convertible Note is payable in arrears each calendar quarter commencing March 31, 2006. Principal and all accrued but unpaid interest is due at the maturity of each Convertible Note on July 27, 2007. The Company does not have the right to prepay the Convertible Notes. In the event of a change in control of the Company at any time prior to shareholder approval of the convertibility of the Convertible Notes, the holders may require the Company to redeem all or a portion of the Convertible Notes at a price equal to 110% of the principal amount being redeemed, plus accrued but unpaid interest on such principal amount. Each Convertible Note is subordinate in right of payment to all existing and future secured indebtedness of the Company.

      Subject to certain limitations, the holders of the Convertible Notes have the right at any time to require that the Company effect one registration under the Securities Act of 1933, as amended (the "Securities Act"), of the resale of all or any portion of the shares of the Common Stock of the Company issuable upon conversion of the Convertible Notes. If the Company at any time proposes to register any of its securities under the Securities Act, then the holders of the Convertible Notes will have the right to require that all or any portion of the shares of the Common Stock issuable upon conversion of the Convertible Notes be included in such registration, subject to certain limitations. In addition, subject to certain limitations, on or before January 27, 2009, the Company is obligated to file and maintain in effect for up to two years a registration statement under the Securities Act covering the resale of all shares of the Common Stock issuable upon conversion of the Convertible Notes which have not previously been resold pursuant to an effective registration statement or Rule 144 promulgated under the Securities Act.

      The Board recommends a vote FOR approval of the proposal to permit the conversion of the Convertible Notes.



                               OTHER BUSINESS
                                  (Item 4)

      The Board knows of no other business to be brought before the Annual Meeting. If, however, any other business should properly come before the Annual Meeting, the persons named in the accompanying proxy will vote the proxy as they in their discretion may deem appropriate, unless they are directed by the proxy to do otherwise.


                              BOARD OF DIRECTORS

 Board Committees

      Standing committees of the Board of the Company include the Audit Committee, the Compensation Committee and the Stock Option Committee. All directors presently serve on both the Compensation Committee and the Stock Option Committee. All directors except Mark E. Schwarz presently serve on the Audit Committee.

      George R. Manser currently serves as chairman of the Audit Committee. The Board has determined that all members of the Audit Committee satisfy the current independence and experience requirements of the AMEX and the Securities and Exchange Commission ("SEC"). The Board has also determined that Mr. Manser satisfies the requirements for an "audit committee financial expert" under applicable rules of the SEC and has designated Mr. Manser as its "audit committee financial expert." The Audit Committee oversees the conduct of the financial reporting processes of the Company, including (i) reviewing with management and the outside auditors the audited financial statements included in the Company's Annual Report, (ii) the Committee chairman reviewing with the outside auditors the interim financial results included in the Company's quarterly reports filed with the SEC, (iii) discussing with management and the outside auditors the quality and adequacy of internal controls, and (iv) reviewing the independence of the outside auditors. (See, Audit Committee Report.) The Audit Committee held eight meetings during 2005.

      James H. Graves currently serves as chairman of the Compensation Committee and the Stock Option Committee. Because the Company is a "controlled company," AMEX rules do not require that members of the Compensation Committee be independent. The Compensation Committee reviews and approves compensation of the directors, executive officers and senior management of the Company. (See, Compensation Committee Report.) The Compensation Committee also administers the 2005 LTIP. The Stock Option Committee administers the Company's 1994 Key Employee Long Term Incentive Plan and 1994 Non-Employee Director Stock Option Plan, both of which expired during 2004 but have unexpired options outstanding. The Compensation Committee and Stock Option Committee met twice during 2005.

 Attendance at Meetings

      The Board held six meetings during 2005. Various matters were also approved by the unanimous written consent of the directors during the last fiscal year. Each director attended at least 75% of the aggregate of
 (i) the total number of meetings of the Board and (ii) the total number of meetings held by all committees of the Board on which such director served. The Company has no formal policy with respect to the attendance of Board members at the annual meeting of shareholders, but encourages all incumbent directors and director nominees to attend each annual meeting of shareholders. All of the incumbent directors and director nominees attended the Company's last annual meeting of shareholders held on May 26, 2005.

 Director Compensation

      During 2005, each non-employee director received a fee of $1,500 for each Board meeting attended in person and a fee of $750 for each committee meeting attended in person. No other compensation was paid to any non-employee director during 2005. Commencing in 2006, each non-employee director will receive a $12,000 annual retainer plus a fee of $1,500 for each Board meeting attended in person or telephonically and a fee of $750 for each committee meeting attended in person or telephonically. Also commencing in 2006, the chairman of the Audit Committee will receive an additional $5,000 annual retainer.

 Nomination of Directors

      Because the  Company  is a  "controlled  company," AMEX  rules  do  not require that the Company have a nominating committee. The Board has determined that such a committee is not necessary to identify, evaluate and attract qualified nominees. Therefore, the full Board acts in place of a nominating committee to investigate qualified nominees for election to the Board when vacancies occur. The Board has not adopted any charter or formal procedures with respect to its consideration of director nominees.

      The Board strives to identify and attract director nominees with a variety of experience who have the business background and personal integrity to represent the interests of all shareholders. Although the Board has not established any specific minimum qualifications that must be met by a director nominee, factors considered in evaluating potential candidates include educational achievement, managerial experience, business acumen, financial sophistication, insurance industry expertise and strategic planning and policy-making skills. Depending upon the current needs of the Board, some factors may be weighed more or less heavily than others in the Board's deliberations. The Board evaluates the suitability of a potential director nominee on the basis of written information concerning the candidate, discussions with persons familiar with the background and character of the candidate and personal interviews with the candidate.

      The Board will consider candidates for nomination to the Board from any reasonable source, including shareholder recommendations. The Board does not evaluate candidates differently based on the source of the proposal. The Board has not, and has no present intention to, use consultants or search firms to assist in the process of identifying and evaluating candidates.

      Shareholders may recommend director candidates for consideration by the Board by writing to the Chairman of the Board at the Company's headquarters in Fort Worth, Texas, giving the candidate's name, contact information, biographical data and qualifications. A written statement from the candidate consenting to be named as a candidate and, if nominated and elected, to serve as a director should accompany any such recommendation. The Board has not implemented any formal procedures for consideration of director nominees submitted by shareholders of the Company. The Board of Director has not received any recommendations for director nominees from any person or group beneficially owning more than 5% of the Common Stock of the Company.

 Shareholder Communications

      The Board believes that, in light of the accessibility of its directors to informal communications, a formal process for shareholders to communicate with directors is unnecessary. Any shareholder communication sent to the Board, either generally or in care of the Chairman of the Board, will be forwarded to members of the Board without screening. Any shareholder communication to the Board should be addressed in care of the Chairman of the Board and transmitted to the Company's headquarters in Fort Worth, Texas. In order to assure proper handling, the transmittal envelope should include a notation indicating "Board Communication" or "Director Communication." All such correspondence should identify the author as a shareholder and clearly state whether the intended recipients are all members of the Board or only specified directors. The Chairman will circulate all such correspondence to the appropriate directors.


              EXECUTIVE OFFICERS AND OTHER SIGNIFICANT EMPLOYEES

 Executive Officers

      The following persons are currently the only executive officers of  the
 Company:

 Name                Age             Position(s) with the Company
 ----                ---             ----------------------------
 Mark E. Schwarz      45   Chief Executive Officer, Director and Chairman

 Mark J. Morrison     46   President, Chief Operating Officer and Chief
                           Financial Officer

 Kevin T. Kasitz      43   Executive Vice President and President of
                           Commercial Insurance Operation

 Brookland F. Davis   42   President of Personal Insurance Operation

 Jeffrey R. Passmore  38   Senior Vice President and Chief Accounting Officer

      No executive officer bears any family relationship to any other executive officer or to any director or nominee for director of the Company. No director, nominee for director or executive officer of the Company has been involved in any legal proceedings that would be material to an evaluation of the management of the Company. Information concerning the business experience of Mark E. Schwarz is provided under Election of Directors.

      Mark J. Morrison was named President of the Company effective April 1, 2006. He joined the Company in March, 2004, as Executive Vice President and Chief Financial Officer and was appointed to the additional position of Chief Operating Officer in April, 2005. Mr. Morrison has been employed in the property and casualty insurance industry since 1993. Prior to joining the Company, he had since 2001 served as President of Associates Insurance Group, a subsidiary of St. Paul Travelers. From 1996 through 2000, he served as Senior Vice President and Chief Financial Officer of Associates Insurance Group, the insurance division of Associates First Capital Corporation. From 1995 to 1996, Mr. Morrison served as Controller of
 American Eagle Insurance Group, and from 1993 to 1995 was Director of Corporate Accounting for Republic Insurance Group. From 1991 to 1993, he served as Director of Strategic Planning and Analysis at Anthem, Inc. Mr. Morrison began his career as a public accountant with Ernst & Young, LLP from 1982 to 1991, where he completed his tenure as a Senior Manager. Mr. Morrison presently serves as a director of Vesta Insurance Group, Inc., a property and casualty insurance holding company unrelated to the Company.

      Kevin T. Kasitz was named Executive Vice President of the Company effective April 1, 2006. He has served as the President of the Commercial Insurance Operation, a functional segment of the Company handling commercial insurance products and services, since April, 2003. Prior to joining the Company, Mr. Kasitz had since 1991 been employed by Benfield Blanch Inc., a reinsurance intermediary, where he served as a Senior Vice President in the Program Services division (2000 to 2003) and Alternative Distribution division (1999 to 2000), a Vice President in the Alternative Distribution division (1994 to 1999) and a Manager in the Wholesale Insurance Services division (1991 to 1994). From 1989 to 1991, he was a personal lines underwriter for Continental Insurance Company and from 1986 to 1989 was an internal auditor for National County Mutual Insurance Company, a regional non-standard automobile insurer.

      Brookland F. Davis has, since January, 2003, served as the President of the Personal Insurance Operation, a functional segment of the Company handling non-standard personal automobile insurance products and services. Since 2001, Mr. Davis had previously been employed by Bankers Insurance Group, Inc., a property/casualty and life insurance group of companies, where he began as the Chief Accounting Officer and was ultimately promoted to President of their Texas managing general agency and head of their nationwide non-standard personal automobile operations. From 1998 to 2000, he served as Executive Vice President and Chief Financial Officer of Paragon Insurance Holdings, LLC, a multi-state personal lines managing general agency offering non-standard personal automobile and homeowners insurance, which Mr. Davis co-founded. During 1997, Mr. Davis was a Senior Manager with KPMG Peat Marwick focusing on the financial services practice area. From 1993 to 1997, he served as Vice President and Treasurer of Midland Financial Group, Inc., a multi-state property/casualty insurance company focused on non-standard automobile insurance. Mr. Davis began his professional career in 1986 in public accounting with first Coopers & Lybrand and later KPMG Peat Marwick, where he ended his tenure in 1992 as a Supervising Senior Tax Specialist. Mr. Davis is a certified public accountant licensed in Texas and Tennessee.

      Jeffrey R. Passmore has served as Senior Vice President and Chief Accounting Officer of the Company since June, 2003, and previously served as Vice President of Business Development for the Company. Prior to joining the Company in November, 2002, Mr. Passmore had since 2000 served as Vice President and Controller of Benfield Blanch, Inc. and its predecessor E.W. Blanch Holdings, Inc., a reinsurance intermediary. From 1998 to 1999, he served E.W. Blanch Holdings, Inc. as Assistant Vice President of Financial Reporting. From 1994 to 1998, he was a senior financial analyst with TIG Holdings, Inc., a property and casualty insurance holding company. Mr. Passmore began his career as an accountant for Gulf Insurance Group from 1990 to 1993. Mr. Passmore is a certified public accountant licensed in Texas.


                            EXECUTIVE COMPENSATION

 Summary Compensation Table

      The following table sets forth information concerning compensation of the Chief Executive Officer and all other executive officers of the Company for the last three fiscal years or such shorter period as they have served as an executive officer:


                                                                                 Long Term
                                          Annual Compensation                   Compensation
                            --------------------------------------------------  ------------
                                                                  Other Annual   Securities    All Other
      Name and               Year Ended                           Compensation   Underlying  Compensation
 Principal Position         December 31  Salary ($)  Bonus ($) 1      ($) 2      Options (#)     ($) 3
 -------------------        -----------  ----------  -----------      -----      -----------     -----
 Mark E. Schwarz                2005      150,000         -0-         1,845           -0-        4,500
   Chief Executive Officer      2004      150,000         -0-         2,223           -0-        1,289
                                2003      150,000         -0-          -0-            -0-         -0-

 Mark J. Morrison               2005      214,792      150,000        1,660        100,000       2,000
   Chief Operating Officer;     2004      148,346      150,000        2,994        100,000        -0-
   Chief Financial Officer

 Kevin T. Kasitz                2005      160,160      150,000         2,564       100,000       4,805
   President of subsidiaries    2004      160,160      150,000         4,635       100,000       1,890
                                2003      115,500       40,000         7,493        25,000        -0-

 Brookland F. Davis             2005      156,000      150,000         3,869       100,000       4,680
   President of subsidiaries    2004      156,000      150,000         7,014       100,000       1,862
                                2003      142,500       40,000        12,927        25,000        -0-

 Jeffrey R. Passmore            2005      123,542       40,000         1,282        50,000       3,460
   Chief Accounting Officer     2004      115,333       34,320          -0-         25,000       1,219

 --------------------------

 1  Bonuses are reflected in the  calendar year  earned.  Bonuses for Messrs.
    Morrison, Kasitz and Davis for 2005 and 2004 were payable 75% in the following calendar year and the remaining 25% in two equal annual installments, without interest, due on the first and second anniversaries of the initial payment. All other bonuses were paid in the calendar year following the year earned.

 2  Represents employee portion of medical coverage paid by the Company.

 3 Represents the Company's matching contributions to employee 401(k) accounts.

 Option Grants in Last Fiscal Year

      The following table shows all individual grants of stock options to executive officers of the Company during the fiscal year ended December 31, 2005.

                                  % of Total
                     Securities    Options                             Grant
                     Underlying   Granted to   Exercise                Date
                      Options    Employees in   Price    Expiration   Present
                     Granted 1   Fiscal Year    ($/Sh)     Date 2     Value 3
                     ---------   -----------   --------  ----------   -------

 Mark E. Schwarz         -0-         -0-          -          -            -

 Mark J. Morrison     100,000        18.9        1.19    05/26/2010   $67,000

 Brookland F. Davis   100,000        18.9        1.19    05/26/2010   $67,000

 Kevin T. Kasitz      100,000        18.9        1.19    05/26/2010   $67,000

 Jeffrey R. Passmore   50,000         9.4        1.19    05/26/2010   $33,500

 -------------------

 1 Options are to purchase shares of the Company's Common Stock. Options vest on the first four anniversaries of the date of grant as to 10%, 20%, 30% and 40% of the shares, respectively, subject to acceleration of vesting upon death, disability, retirement or change in control of the Company.

 2 All options are subject to earlier termination due to death, disability or termination of employment.

 3 The present value of each option is estimated as of the grant date using the Black-Scholes option-pricing model assuming a five year expected term, no dividend yield and a weighted-average 62.5% expected volatility and 3.88% risk-free interest rate.

 Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

      The following table provides information regarding stock options exercised by the executive officers during fiscal 2005 and unexercised options held by the executive officers as of December 31, 2005.

                                                    Securities Underlying       Value of Unexercised
                        Shares                     Unexercised Options (#)   In-the-Money Options ($) 1
                     Acquired on      Value      --------------------------  --------------------------
       Name          Exercise (#)  Realized ($)  Exercisable  Unexercisable  Exercisable  Unexercisable
       ----          ------------  ------------  -----------  -------------  -----------  -------------
 Mark E. Schwarz        150,000      115,000          -0-         25,000         -0-          16,813

 Mark J. Morrison        10,000        6,700          -0-        190,000         -0-          80,900

 Brookland F. Davis      15,000        9,050          -0-        195,000         -0-          91,650

 Kevin T. Kasitz          -0-          -0-           15,000      195,000        11,450        91,650

 Jeffrey R. Passmore      2,500        1,950          8,000       74,500         5,680        27,695

 -------------------

 1 Values stated are pre-tax and are based upon the closing price of $1.36 per share of the Common Stock on AMEX on December 30, 2005, the last trading day of the year.

 Equity Compensation Plan Information

      The following table sets forth information regarding shares of the Common Stock authorized for issuance under the Company's equity compensation plans as of December 31, 2005:

                       (a) Number of   (b) Weighted-  (c) Number of securities
                       securities to      average        remaining available
                       be issued upon  exercise price    for future issuance
                        exercise of    of outstanding       under equity
                        outstanding       options,       compensation plans
                         options,         warrants      (excluding securities
                       warrants and         and             reflected in
                          rights           rights            column (a))
                       ------------       --------          -------------
 Equity compensation
 plans approved by
 security holders 1     1,416,500           $0.85              4,470,000

 Equity compensation
 plans not approved
 by security holders 2    100,000           $0.38                 -0-
                        ---------                             ----------

 TOTAL                  1,516,500           $0.82              4,470,000

 -------------------

 1 Includes shares of the Common Stock authorized for issuance under the 2005 LTIP, as well as shares of the Common Stock issuable upon exercise of options outstanding under the 1994 Key Employee Long Term Incentive Plan and the 1994 Non-Employee Director Stock Option Plan, both of which terminated in accordance with their terms in 2004.

 2 Represents shares of the Common Stock issuable upon exercise of non-qualified stock options granted to the non-employee directors of the Company in lieu of cash compensation for their service on the Board during fiscal 1999. The options became fully exercisable on August 16, 2000, and terminate on March 15, 2010, to the extent not previously exercised.


                        COMPENSATION COMMITTEE REPORT

 Committee Organization and Duties

      The Compensation Committee of the Board is presently comprised of James
 H. Graves (chairman), Scott T. Berlin, George R. Manser and Mark E. Schwarz. The Compensation Committee reviews, evaluates and recommends to the Board compensation policies of the Company with respect to directors and senior management, including the Chief Executive Officer and other executive officers. The Compensation Committee also administers the Company's 2005 Long Term Incentive Plan. The members of the Compensation Committee also serve as a Stock Option Committee to administer the Company's 1994 Key Employee Long Term Incentive Plan and 1994 Non-Employee Director Stock Option Plan, both of which expired during 2004 but have unexercised options outstanding. The Compensation Committee met twice during 2005.

 Compensation Objectives and Components

      The Compensation Committee strives to ensure that the compensation policies of the Company reinforce the Company's annual and long-term performance objectives, reward and encourage quality performance, and assist the Company in attracting, retaining and motivating directors, executive officers and other senior management with exceptional leadership abilities. Consistent with these objectives, the Compensation Committee has established an executive compensation program consisting primarily of base salary, annual bonus and stock options.

      Base Salary. Base salaries of the Company's executive officers are determined based on factors including scope of responsibilities, level of experience, contributions to the achievement of business objectives, leadership skills and overall management effectiveness. Base salaries are generally intended to be competitive with those offered in the markets in which the Company competes for executive talent. The overall assessment is primarily subjective, reflecting the level of responsibility and personal performance of the individual executive.

      Annual Bonus. The Compensation Committee approved discretionary annual bonuses for the executive officers (other than the Chief Executive Officer) and certain other senior management of the Company for fiscal 2005 based on an evaluation of the Company's financial performance and the job performance of each executive officer, including characteristics of cooperation, positive attitude and teamwork in achieving corporate goal.

      Stock Options. The Compensation Committee believes that periodically granting stock options to the executive officers and other senior management can promote the Company's long-term performance by aligning the officers' economic interests with shareholder value. Stock option grants are based on various subjective factors primarily relating to the responsibilities of the officer and his past and expected future contributions to the growth and profitability of the Company. During 2005, each of the executive officers (other than the Chief Executive Officer) was granted stock options under the 2005 LTIP which will vest on the first four anniversaries of the date of grant as to 10%, 20%, 30% and 40% of the shares, respectively, and will expire on the fifth anniversary of the date of grant.

 Compensation of the Chief Executive Officer

      The Company's Chief Executive Officer, Mark E. Schwarz, indirectly controls Newcastle Partners, L.P., a private investment firm which is the largest shareholder of the Company. Although Mr. Schwarz devotes substantial time and attention to his duties as Chief Executive Officer, he is not a full-time employee of the Company. The Compensation Committee established a base salary for the Chief Executive Officer of $150,000 for 2005, which was unchanged from his base salary for 2004. Mr. Schwarz declined to participate in either the annual bonuses or stock option grants provided to the other executive officers. Based on his overall leadership of the management team, his management of the Company's investment portfolio, his significant efforts in expanding the Company through strategic acquisitions, and the Company's improved operating results during his tenure, the Compensation Committee believes that the total compensation provided to the Chief Executive Officer during 2005 was significantly less than was merited by his contributions to the success of the Company.

 Deductibility of Compensation

      IRC Section 162(m) generally imposes a $1 million per person annual limit on the amount the Company may deduct as compensation expense for its executive officers. The Compensation Committee has not established any policy precluding the payment of compensation in excess of the amount deductible under IRC Section 162(m). However, the Compensation Committee does not presently anticipate that the compensation to any of the executive officers for 2006 will exceed this limit on deductibility.

 Conclusion

      The Compensation Committee believes that the Company's executive compensation program provides a competitive and motivational compensation package to the Company's executive officers necessary to achieve the Company's financial objectives and enhance stockholder value.

                                         Respectfully submitted by the
                                         Compensation Committee:

                                         James H. Graves (chairman)
                                         Scott T. Berlin
                                         George R. Manser
                                         Mark E. Schwarz


         COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      Messrs. Graves, Berlin and Schwarz comprised the Compensation Committee during fiscal 2005. Mr. Schwarz has served as Chief Executive Officer of the Company since January, 2003. Mr. Schwarz also indirectly controls the investment partnerships which purchased Convertible Notes from the Company in January, 2006. (See, Item 3 - Approval of Convertibility of Convertible Notes.) During fiscal 2005, no executive officer of the Company served on the board of directors or compensation committee of any other entity any of whose executive officers served on the Board or Compensation Committee of the Company.


                              PERFORMANCE GRAPH

      The line graph below compares the cumulative total stockholder return on the Common Stock from January 1, 2001, through December 31, 2005, with the return on the Amex Market Value (U.S.) Index and the S&P Property & Casualty Insurance Index for the same period. In accordance with SEC rules, the measurement assumes a $100 initial investment in the Common Stock with all dividends reinvested, and a $100 initial investment in the indices.


                      [ PERFORMANCE GRAPH APPEARS HERE ]


                 COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN *
 AMONG HALLMARK FINANCIAL SERVICES, INC., THE AMEX MARKET VALUE (U.S.) INDEX
               AND THE S & P PROPERTY & CASUALTY INSURANCE INDEX


                             12/00   12/01   12/02   12/03   12/04   12/05
                             -----   -----   -----   -----   -----   -----
 HALLMARK FINANCIAL
   SERVICES, INC.           100.00   62.55  101.82  114.91  174.55  221.05
 AMEX MARKET VALUE (U.S.)   100.00   88.73   75.76  108.19  128.37  142.31
 S & P PROPERTY &
   CASUALTY INSURANCE       100.00   91.98   81.85  103.46  114.24  131.51


   * $100 invested on 12/31/00 in stock or index-including reinvestment of dividends. Fiscal year ending December 31.


                                CODE OF ETHICS

      The Board has adopted a Code of Ethics applicable to all of the Company's employees, officers and directors. The Code of Ethics covers compliance with law; fair and honest dealings with the Company, its competitors and others; full, fair and accurate disclosure to the public; and procedures for compliance with the Code of Ethics. This Code of Ethics is posted on the Company's website at www.hallmarkgrp.com.


     COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

      The Company's executive officers, directors and beneficial owners of more than 10% of the Company's Common Stock are required to file reports of ownership and changes in ownership of the Common Stock with the SEC. Based solely upon information provided to the Company by individual directors, executive officers and beneficial owners, the Company believes that all such reports were timely filed during and with respect to the fiscal year ended December 31, 2005, except that Brookland F. Davis was late filing one Form 4 reporting the exercise of employee stock options.


           PRINCIPAL SHAREHOLDERS AND STOCK OWNERSHIP OF MANAGEMENT

      The following table and the notes thereto set forth certain information regarding the beneficial ownership of the Common Stock as of the Record Date, by (i) the current executive officers of the Company, (ii) each current director and nominee for director of the Company, (iii) all current executive officers and current directors of the Company as a group; and
 (iv) each other person known to the Company to own beneficially more than five percent of the presently outstanding Common Stock. Unless otherwise indicated, the persons identified in the table have sole voting and dispositive power with respect to the shares shown as beneficially owned by them. Except as otherwise indicated, the mailing address for all persons is the same as that of the Company.

                                         No. of Shares      Percent of Class
 Shareholder                          Beneficially Owned   Beneficially Owned
 -----------                          ------------------   ------------------

 Mark E. Schwarz 1                        67,825,787              78.1

 Mark J. Morrison 2                          132,220                *

 Brookland F. Davis 3                        407,489                *

 Kevin T. Kasitz 4                            95,555                *

 Jeffrey R. Passmore 5                        25,925                *

 Scott T. Berlin 6                           147,500                *

 James H. Graves 7                           736,024                *

 George R. Manser 8                          337,481                *

 All executive officers and current
 directors, as a group (8 persons) 9      69,707,981              79.9

 Newcastle Partners, L.P. 10              67,520,362              77.7

 -------------------

 *    Represents less than 1%.

 1 Includes 12,500 shares which may be acquired by Mr. Schwarz pursuant to stock options exercisable on or within 60 days after the Record Date and 67,520,362 shares owned by Newcastle Partners, L.P., a limited partnership indirectly controlled by Mr. Schwarz. (See Note 9, below.) Does not include shares which, subject to shareholder approval, will become issuable to Newcastle Special Opportunity Fund I, L.P. and Newcastle Special Opportunity Fund II, L.P., each a limited partnership indirectly controlled by Mr. Schwarz, upon conversion of the Convertible Notes. (See, Item 3 - Approval of Convertibility of Convertible Notes.)

 2 Includes 30,000 shares which may be acquired pursuant to stock options exercisable on or within 60 days after the Record Date.

 3 Includes 10,000 shares which may be acquired pursuant to stock options exercisable on or within 60 days after the Record Date.

 4 Includes 50,000 shares which may be acquired pursuant to stock options exercisable on or within 60 days after the Record Date.

 5 Includes 20,000 shares which may be acquired pursuant to stock options exercisable on or within 60 days after the Record Date.

 6 Includes 87,500 shares which may be acquired pursuant to stock options exercisable on or within 60 days after the Record Date.

 7 Includes 50,000 shares which may be acquired pursuant to stock options exercisable on or within 60 days after the Record Date and 437,442 shares owned by a limited partnership indirectly controlled by Mr. Graves.

 8 Includes 50,000 shares which may be acquired pursuant to stock options exercisable on or within 60 days after the Record Date and 30,575 shares held by Mr. Manser's spouse, over which shares Mr. Manser shares voting and dispositive power.

 9 Includes 310,000 shares which may be acquired pursuant to stock options exercisable on or within 60 days after the Record Date.

 10 Mark E. Schwarz is the managing member of Newcastle Capital Group LLC, which is the general partner of Newcastle Capital Management, L.P., which is the general partner of Newcastle Partners, L.P. The address for Newcastle Partners, L.P. is 300 Crescent Court, Suite 1110, Dallas, Texas 75201.


                            AUDIT COMMITTEE REPORT

      The Audit Committee of the Board of Directors of the Company is composed of three independent directors and operates under a written charter adopted by the Board of Directors in accordance with applicable rules of the SEC and AMEX. A copy of the Amended and Restated Audit Committee Charter is posted on the Company's website at www.hallmarkgrp.com.

      The primary purpose of the Audit Committee is to assist the Board in fulfilling its responsibility to oversee management's conduct of the Company's financial reporting process. In discharging its oversight role, the Audit Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company and is authorized to retain outside counsel, auditors or other experts for this purpose. Subject to any action that may be taken by the full Board, the Audit Committee also has the authority and responsibility to select, evaluate and, where appropriate, replace the Company's independent certified public accountants.

      The Company's management is responsible for preparing the Company's financial statements and the independent accountants are responsible for auditing those financial statements. The role of the Audit Committee is to monitor and oversee these processes.

      In this context, the Audit Committee has reviewed and discussed the consolidated financial statements with both management and the independent accountants. The Audit Committee also discussed with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Audit Committee received from the independent accountants the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent accountants their independence.

      Based upon the Audit Committee's review and discussions with management and the independent accountants, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K filed with the SEC for the year ended December 31, 2005.

                               Respectfully submitted by the Audit Committee:

                               George R. Manser (chairman)
                               Scott T. Berlin
                               James H. Graves


                  INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

      The Audit Committee has selected KPMG LLP ("KPMG") as the independent registered public accounting firm to audit the consolidated financial statements of the Company for the 2006 fiscal year. KPMG also reported on the Company's consolidated financial statements for the fiscal years ended December 31, 2005 and 2004. Representatives of KPMG are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions from shareholders.

      The following table presents fees for professional services rendered by KPMG for the audit of the Company's consolidated financial statements for the fiscal years ended December 31, 2005, and December 31, 2004, and fees billed for other services rendered by the independent accountants during those periods.

                              Fiscal 2005        Fiscal 2004
                              -----------        -----------

  Audit Fees 1                  $389,044          $363,846

  Audit-Related Fees 2            $8,000             -0-

  Tax Fees                         -0-               -0-

  All Other Fees                   -0-               -0-

 -------------------

 1 Reflects fees for services attributable to the indicated fiscal year, a portion of which fees were paid in the subsequent fiscal year.

 2 Audit-related fees pertained to services in connection with the Company's shareholder rights offering.

      The current policy of the Audit Committee is to review and approve all proposed audit and non-audit services prior to the engagement of independent accountants to perform such services. Therefore, the Audit Committee does not presently have any pre-approval policy or procedures. Review and approval of such services generally occur at the Audit Committee's regularly scheduled quarterly meetings. In situations where it is impractical to wait until the next regularly scheduled quarterly meeting, the Audit Committee has delegated to its chairman the authority to approve audit and non-audit services up to a pre-determined level set by the Audit Committee. Any audit or non-audit services approved pursuant to such delegation of authority must be reported to the full Audit Committee at its next regularly scheduled meeting. During fiscal 2005 and 2004, all audit and non-audit services performed by the Company's independent accountants were approved in advance by the Audit Committee.


                SHAREHOLDER PROPOSALS FOR 2007 ANNUAL MEETING

      Any shareholder desiring to submit a proposal for inclusion in the proxy material relating to the 2007 annual meeting of shareholders must do so in writing. The proposal must be received at the Company's principal executive offices by December 20, 2006. In addition, with respect to any matter proposed by a shareholder at the 2007 Annual Meeting but not included in the Company's proxy materials, the proxy holders designated by the Company may exercise discretionary voting authority if appropriate notice of the shareholder proposal is not received by the Company at its principal executive office by March 5, 2007.

                               By Order of the Board of Directors,

                               /s/ Cecil R. Wise
                               ------------------------
                               Cecil R. Wise, Secretary

 April 19, 2006
 Fort Worth, Texas

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                                    PROXY
                  FOR THE ANNUAL MEETING OF SHAREHOLDERS OF
                      HALLMARK FINANCIAL SERVICES, INC.
                           TO BE HELD MAY 25, 2006

      The undersigned hereby appoints Mark E. Schwarz, Mark J. Morrison, Brookland F. Davis and Kevin T. Kasitz, and each of them individually, as the lawful agents and Proxies of the undersigned, with full power of substitution, and hereby authorizes each of them to represent and vote, as designated below, all shares of Common Stock of Hallmark Financial Services, Inc. held of record by the undersigned as of April 13, 2006, at the Annual Meeting of Shareholders to be held on May 25, 2006, or at any adjournment thereof.

 ITEM 1.   ELECTION OF DIRECTORS

     [ ] FOR all nominees listed below      [ ] WITHHOLD AUTHORITY to vote
         (except as marked to the contrary)     for all nominees listed below

      Instructions: To withhold authority to vote for any nominee, mark the space beside the nominee's name with an "X".

      Mark E. Schwarz     _____                James H. Graves     _____
      Scott T. Berlin     _____                George R. Manser    _____

 ITEM 2.   APPROVAL OF INCREASE IN AUTHORIZED CAPITAL

      [ ]  FOR           [ ]  AGAINST            [ ]  ABSTAIN

 ITEM 3.   APPROVAL OF CONVERTIBILITY OF CONVERTIBLE NOTES

      [ ]  FOR           [ ]  AGAINST            [ ]  ABSTAIN

 ITEM 4. OTHER BUSINESS. In their discretion, the Proxies are authorized to vote on any other matter which may properly come before the Annual Meeting or any adjournment thereof.

      When properly executed, this proxy will be voted in the manner directed by the shareholder. If no direction is specified, this proxy will be voted FOR the election of all nominees proposed in Item 1, FOR approval of an increase in authorized capital as proposed in Item 2, and FOR approval of the convertibility of convertible notes as proposed in Item 3.

      The undersigned hereby revokes all previous proxies relating to the shares covered hereby and confirms all that said Proxies may do by virtue hereof.

      Instructions. Please sign below exactly as your shares are held of record. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


 Date: ___________________, 2006   __________________________________________
                                   Signature
 PLEASE MARK, SIGN, DATE AND
 RETURN THE PROXY CARD PROMPTLY,
 USING THE ENCLOSED ENVELOPE.
                                   __________________________________________
                                   Signature, if held jointly:


   PLEASE CHECK THIS BOX IF YOU INTEND TO BE PRESENT AT THE ANNUAL MEETING OF SHAREHOLDERS. [ ]